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                     SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549



                                   FORM 8-A



              FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

                    PURSUANT TO SECTION 12(b) OR (g) OF THE

                       SECURITIES EXCHANGE ACT OF 1934



                               U S Liquids Inc.
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            (Exact name of registrant as specified in its charter)



                Delaware                                 76-0519797
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(State of incorporation or organization)    (I.R.S. Employer Identification No.)



411 N. Sam Houston Parkway East, Suite 400, Houston, Texas            77060-3545
         (Address of principal executive offices)                     (Zip Code)



       Securities to be registered pursuant to Section 12(b) of the Act.



                Title of each class               Name of each exchange on which
                to be so registered               each class is to be registered

      Common Stock, par value $.01 per share          American Stock Exchange



       Securities to be registered pursuant to Section 12(g) of the Act:



                                     None

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                 INFORMATION REQUIRED IN REGISTRATION STATEMENT


ITEM 1. DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.


        The description of the Registrant's common stock, par value $.01 per share, as set forth under the caption "Description of Capital Stock" contained in Amendment No. 2 to Registrant's Registration Statement on Form S-1 (File No. 333-30065) as filed with the Securities and Exchange Commission on August 8, 1997 (the "Form S-1") is hereby incorporated by reference.


ITEM 2. EXHIBITS.


        All exhibits required by Instruction II to Item 2 will be supplied to the American Stock Exchange.


                                   SIGNATURE


        Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.


                                           U S LIQUIDS INC.


                                       By: /s/ W. Gregory Orr
                                           -----------------------------------
                                           W. Gregory Orr, President


                                       Date: August 11, 1997